                                  EXHIBIT 11
                                  ----------

                         PIMCO Advisors Holdings L.P.
                   Computation of Basic Net Income Per Unit
                                  (Unaudited)


                                                              For The Three             For The Three
                                                              Months Ended              Months Ended
                                                            September 30, 1999       September 30, 1998
                                                            ------------------       ------------------
                                                               (in thousands, except per unit amounts)
Net income                                                  $           21,933       $           19,820
Less net income applicable to the General Partner                           (2)                      (2)
                                                            ------------------       ------------------
Net income available to the Limited Partners                $           21,931       $           19,818
                                                            ==================       ==================

Weighted average number of units outstanding                            49,478                   48,291

Basic net income per unit                                   $             0.44       $             0.41
                                                            ==================       ==================


                   Computation of Diluted Net Income Per Unit
                                  (Unaudited)

                                                              For The Three             For The Three
                                                              Months Ended              Months Ended
                                                            September 30, 1999       September 30, 1998
                                                            ------------------       ------------------
                                                              (in thousands, except per unit amounts)
Net income                                                  $           21,933       $           19,820
Effect on the recognized equity in earnings of the
 operating partnership resulting from the dilution
 of earnings per unit at the operating partnership                      (1,144)                  (1,029)
                                                            ------------------       ------------------
Net income after effect of dilution                                     20,789                   18,791
Less net income applicable to the General Partner                           (2)                      (2)
                                                            ------------------       ------------------
Diluted net income available to the Limited Partners        $           20,787       $           18,789
                                                            ==================       ==================

Weighted average number of units outstanding                            49,478                   48,291

Diluted net income per unit                                 $             0.42       $             0.39
                                                            ==================       ==================

                                   EXHIBIT 11
                                   ----------

                          PIMCO Advisors Holdings L.P.
                    Computation of Basic Net Income Per Unit
                                  (Unaudited)

                                                               For The Nine             For The Nine
                                                               Months Ended             Months Ended
                                                            September 30, 1999       September 30, 1998
                                                            ------------------       ------------------
                                                              (in thousands, except per unit amounts)
Net income                                                  $           55,706       $           55,719
Less net income applicable to the General Partner                           (6)                      (6)
                                                            ------------------       ------------------
Net income available to the Limited Partners                $           55,700       $           55,713
                                                            ==================       ==================

Weighted average number of units outstanding                            49,057                   47,238

Basic net income per unit                                   $             1.14       $             1.18
                                                            ==================       ==================

                   Computation of Diluted Net Income Per Unit
                                  (Unaudited)


                                                                For The Nine            For The Nine
                                                                Months Ended            Months Ended
                                                            September 30, 1999       September 30, 1998
                                                            ------------------       ------------------
                                                              (in thousands, except per unit amounts)
Net income                                                  $           55,706       $           55,719
Effect on the recognized equity in earnings of the
 operating partnership resulting from the dilution
 of earnings per unit at the operating partnership                      (2,916)                  (3,363)
                                                            ------------------       ------------------
Net income after effect of dilution                                     52,790                   52,356
Less net income applicable to the General Partner                           (5)                      (6)
                                                            ------------------       ------------------
Diluted net income available to the Limited Partners        $           52,785       $           52,350
                                                            ==================       ==================

Weighted average number of units outstanding                            49,057                   47,238

Diluted net income per unit                                 $             1.08       $             1.11
                                                            ==================       ==================

                                   EXHIBIT 11
                                  (continued)

                              PIMCO ADVISORS L.P.
                       COMPUTATION OF NET INCOME PER UNIT
                                  (Unaudited)


     The weighted average number of units used to compute basic and diluted net income per unit was as follows:

                                                                   For The Three Months Ended
                                                                September 30         September 30
                                                                    1999                 1998
                                                                    ----                 ----
                                                                         (in thousands)
Basic
General Partner and Class A Limited Partner Units                   112,461              109,008

Diluted
General Partner and Class A Limited Partner Units                   117,624              114,184


                                                                    For The Nine Months Ended
                                                                September 30         September 30
                                                                    1999                 1998
                                                                    ----                 ----
                                                                         (in thousands)
Basic
General Partner and Class A Limited Partner Units                   111,759              108,223

Diluted
General Partner and Class A Limited Partner Units                   116,748              113,824